Exhibit 4.1

Execution Copy

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

Indenture

Dated as of August 31, 2015

 $100,000,000 6.00% Fixed Rate Senior Notes due 2020

Business Development Corporation of America

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of August 31, 2015

Trust Indenture Act Section	Indenture Section

310 (a)(1)	607
(a)(2)	607
(a)(3)	602
(a)(4)	N.A.
(a)(5)	607
(b)	604; 608; 609
311 (a)	604; 613
(b)	604; 613
312 (a)	701; 702
(b)	702
(c)	702
313(a)	703
(b)(1)	N.A.
(b)(2)	N.A.
(c)	703; 704
(d)	703
314 (a)	704; 1005
(b)	N.A.
(c)(1)	102
(c)(2)	102
(c)(3)	N.A.
(d)	N.A.
(e)	102
315 (a)	602
(b)	601
(c)	602
(d)	602
(e)	515
316 (a)(last sentence)	101 (“Outstanding”)
(a)(1)(A)	512
(a)(1)(B)	513
(a)(2)	N.A.
(b)	508
(c)	N.A.
317 (a)(1)	503
(a)(2)	504
(b)	1003
318 (a)	107
(b)	N.A.
(c)	107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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SECTION 801. Company May Consolidate, Etc., Only on Certain Terms	55
SECTION 802. Successor Person Substituted	55

ARTICLE Nine SUPPLEMENTAL INDENTURES	56

SECTION 901. Supplemental Indentures Without Consent of Holders	56
SECTION 902. Supplemental Indentures with Consent of Holders	57
SECTION 903. Execution of Supplemental Indentures	58
SECTION 904. Effect of Supplemental Indentures	58
SECTION 905. Conformity with Trust Indenture Act	58
SECTION 906. Reference in Securities to Supplemental Indentures	58

ARTICLE Ten COVENANTS	59

SECTION 1001. Payment of Principal, Premium, if any, and Interest	59
SECTION 1002. Maintenance of Office or Agency	59
SECTION 1003. Money for Securities Payments to Be Held in Trust	60
SECTION 1004. Statement as to Compliance	60
SECTION 1005. Section 18(a)(1)(A) of the Investment Company Act	61
SECTION 1006. Commission Reports and Reports to Holders	61
SECTION 1007. Compliance with Rule 14e-1	61
SECTION 1008. Total Unencumbered Assets	61

ARTICLE Eleven REDEMPTION OF SECURITIES	62

SECTION 1101. Applicability of Article	62
SECTION 1102. Election to Redeem; Notice to Trustee	62
SECTION 1103. Selection by Trustee of Securities to Be Redeemed	62
SECTION 1104. Notice of Redemption	63
SECTION 1105. Deposit of Redemption Price	64
SECTION 1106. Securities Payable on Redemption Date	64
SECTION 1107. Securities Redeemed in Part	64
SECTION 1108. Redemption Price	65
SECTION 1109. Other Acquisition	65

ARTICLE Twelve CHANGE OF CONTROL REPURCHASE	65

SECTION 1201. Change of Control Repurchase Event	65
SECTION 1202. Change of Control Payment Date	67
SECTION 1203. Third Party Offers	67

ARTICLE Thirteen DEFEASANCE AND COVENANT DEFEASANCE	67

SECTION 1301. Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance	67
SECTION 1302. Defeasance and Discharge	68
SECTION 1303. Covenant Defeasance	68
SECTION 1304. Conditions to Defeasance or Covenant Defeasance	69

SECTION 1305. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	70

ARTICLE Fourteen RANKING OF SECURITIES	70

SECTION 1401. Ranking of Payment Obligations	70

INDENTURE, dated as of August 31, 2015, between BUSINESS DEVELOPMENT CORPORATION OF AMERICA, a Maryland corporation (hereinafter called the “Company”), having its principal office at 405 Park Avenue, 14th Floor, New York, New York 10022, and U.S. BANK NATIONAL ASSOCIATION, as Trustee (hereinafter called the “Trustee”), having its office at 214 N. Tryon Street, 27th Floor, Charlotte, NC 28202.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) its $100,000,000 6.00% Fixed Rate Senior Notes due 2020 (the “Initial Securities”), each as issued on the Issue Date and (ii) from time to time hereafter for its lawful purposes additional debt securities (the “Additional Securities,” and together with the Initial Securities, the “Securities”) evidencing its Unsecured Indebtedness, such Additional Securities to be unlimited as to principal amount, to bear such rates of interest, to mature at such times and to have such other provisions as hereinafter provided.

All things necessary to make (i) the Securities, when executed and duly issued by the Company and authenticated and delivered hereunder, the valid obligations of the Company and (ii) this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)         the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)         all other terms used herein that are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in Section 311 of the Trust Indenture Act, shall have the meanings assigned to them in the rules of the Commission (as defined herein) adopted under the Trust Indenture Act;

(3)         all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America; and

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(4)         the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used in other Articles herein, are defined in those Articles.

“Act,” when used with respect to any Holder of a Security, has the meaning specified in Section 104.

“Additional Securities” has the meaning specified in the first recital of this Indenture.

“Adviser” means BDCA Adviser, LLC.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that a specified Person will not be deemed to control any other Person solely by virtue of having discretionary authority over the making or disposition of Investments on behalf of such other Person.

“Agent Member” has the meaning set forth in Section 305.

“Applicable Procedures” of a Depository means, with respect to any matter at any time, the policies and procedures of such Depository, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 612 to act on behalf of the Trustee to authenticate Securities.

“Automatic Exchange” has the meaning specified in Section 305.

“Automatic Exchange Date” has the meaning specified in Section 305.

“Automatic Exchange Notice” has the meaning specified in Section 305.

“Automatic Exchange Notice Date” has the meaning specified in Section 305.

“Below Investment Grade Rating Event” means the Securities are downgraded below Investment Grade by the Rating Agency on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by the Rating Agency); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

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“Board of Directors” means the board of directors of the Company, the executive committee or any committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (or by a committee of the Board of Directors, to the extent that any such other committee has been authorized by the Board of Directors to establish or approve the matters contemplated) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means any day other than a Saturday, a Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence of any of the following:

(i)          the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(ii)         the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(iii)        the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

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“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chief Executive Officer, President, an Executive Vice President or a Vice President of the Company, and by the Chief Financial Officer, Chief Compliance Officer, Treasurer, Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities being redeemed.

“Comparable Treasury Price” means (1) the average of the remaining Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.

“Controlled Subsidiary” means any subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect Subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof for purposes of Section 1002 only is located at 214 N. Tryon Street, 27th Floor, Charlotte, NC 28202, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Corporation” includes corporations, associations, companies and business trusts.

“Currency” means any currency or currencies, composite currency or currency unit or currency units issued by the government of one or more countries or by any reorganized confederation or association of such governments.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 308.

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“Depository” means the clearing agency registered under the Exchange Act that is designated to act as the Depository for global Securities. DTC shall be the initial Depository, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depository” shall mean or include such successor.

“Dollar” or “ $” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning specified in Article Five.

“Exchange Act” means the United States Securities Exchange Act of 1934, and the rules and regulations promulgated by the Commission thereunder and any statute successor thereto, in each case as amended from time to time.

“Global Security” has the meaning specified in Section 203.

“Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, without duplication

(i)          indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(ii)         indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such Person or, in the case of the Company and a Subsidiary, by the Board of Directors or a duly authorized committee thereof) of the property subject to such Lien;

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(iii)        reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness otherwise reflected as Indebtedness under this definition) or unconditional obligations to pay the deferred and unpaid purchase price of any property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable; or

(iv)        any lease of property by such Person as lessee which is required to be reflected on such Person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of the items under clauses (i), (ii) or (iii) above, to the extent that any such items (other than letters of credit) would appear as liabilities on such Person’s balance sheet in accordance with GAAP; provided, however, that the term “Indebtedness” will also (a) include, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of the types referred to above of another person other than obligations to be liable for the Indebtedness of another Person solely as a result of non-recourse carve-outs (it being understood that Indebtedness shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof) and (b) exclude any such indebtedness (or obligation referenced in clause (i) above) that has been the subject of an “in substance” defeasance in accordance with GAAP.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of Securities established as contemplated by Section 301 and the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any indentures supplemental hereto.

“Initial Purchasers” means the initial purchasers of the Securities on the Issue Date.

“Initial Securities” has the meaning specified in the first recital of this Indenture.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Grade” means a rating of BBB- or better by Kroll (or its equivalent under any successor rating categories of Kroll) (or, if such Rating Agency ceases to rate the Securities for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means August 31, 2015.

“Kroll” means Kroll Bond Ratings Agency Inc.

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“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment deposit arrangement, encumbrance or preference, priority or other security agreement of any kind or nature whatsoever.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment, notice of exchange or conversion or otherwise.

“Notice of Default” has the meaning provided in Section 501.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, President, an Executive Vice President or a Vice President of the Company, and by the Chief Financial Officer, Chief Compliance Officer, Treasurer, Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company and who shall be reasonably satisfactory to the Trustee.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(v)         Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(vi)        Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(vii)       Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen;

(viii)      Securities that have been changed into any other securities of the Company or any other Person in accordance with this Indenture;

(ix)         Securities which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company; and

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(x)          Securities as to which any other particular conditions to not being outstanding have been satisfied;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, (i) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded and (ii) if the unpaid principal amount payable at Stated Maturity of a Security is not determinable as of such date, the principal amount of such Security which shall be deemed to be outstanding shall be the amount as specified or determined as contemplated by Section 301. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company. The Trustee shall be the initial Paying Agent, until a successor shall have been appointed by the Company and become such, and thereafter, “Paying Agent” shall mean or include such successor.

“Permitted Holders” means (i) the Company, (ii) one or more of the Company’s Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

“Place of Payment” means the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified and as contemplated by Section 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act.

“Quotation Agent” means a Reference Treasury Dealer selected by the Company.

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“Rating Agency” means (i) Kroll and (ii) if Kroll ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Kroll.

“Redemption Date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means each of (1) Wells Fargo Securities, LLC and (2) Citigroup Global Markets, Inc., or their respective affiliates which are primary U.S. government securities dealers and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall select another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third Business Day preceding such Redemption Date.

“Registered Security” means any Security that is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities means the date specified for that purpose, whether or not a Business Day.

“Repayment Date,” when used with respect to any Security to be repaid at the option of the Holder, means the date fixed for such repayment by or pursuant to this Indenture.

“Repayment Price,” when used with respect to any Security to be repaid at the option of the Holder, means the price at which it is to be repaid by or pursuant to this Indenture.

“Resale Restriction Termination Date” has the meaning specified in Section 306(9).

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Security” has the meaning specified in Section 305.

“Restricted Securities Legend” has the meaning specified in Section 203.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, as amended.

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“Security” or “Securities” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Secured First Lien Debt” means those portfolio investments of the Company and its consolidated Subsidiaries that are categorized as “Senior Secured First Lien Debt” in the Company’s Condensed Consolidated Schedule of Investments, as prepared on a consolidated basis in accordance with GAAP.

“Senior Secured Second Lien Debt” means those portfolio investments of the Company and its consolidated Subsidiaries that are categorized as “Senior Secured Second Lien Debt” in the Company’s Condensed Consolidated Schedule of Investments, as prepared on a consolidated basis in accordance with GAAP.

“Significant Subsidiary” has the meaning given such term in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities means a date fixed by the Trustee pursuant to Section 308.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subordinated Debt” means those portfolio investments of the Company and its consolidated Subsidiaries that are categorized as “Subordinated Debt” in the Company’s Condensed Consolidated Schedule of Investments, as prepared on a consolidated basis in accordance with GAAP.

“Subsidiary” means (1) any corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

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“Total Excluded Unencumbered Assets” means the aggregate fair value of those portfolio investments of the Company and its consolidated subsidiaries that (i) are included in Total Unencumbered Assets and (ii) are not Senior Secured First Lien Debt, Unitranche Debt, Senior Secured Second Lien Debt or Subordinated Debt (each as defined herein), or other equivalent assets as determined in good faith by the Company, determined on a consolidated basis in accordance with GAAP. The Total Excluded Unencumbered Assets at any time shall be determined by reference to the most recent valuation of the assets by the Board of Directors.

“Total Non-Accrual Investments” means the aggregate fair value of those portfolio investments of the Company and its consolidated Subsidiaries that are (i) included in Total Unencumbered Assets and (ii) identified as “non-accrual status” in the Company’s Condensed Consolidated Schedule of Investments, as determined on a consolidated basis in accordance with GAAP. The aggregate Total Non-Accrual Investments at any time shall be determined by reference to the most recent valuation of the assets by the Board of Directors.

“Total Specified Assets” means the difference between (i) Total Unencumbered Assets and (ii) the sum of (a) Total Excluded Unencumbered Assets and (b) Total Non-Accrual Investments.

“Total Unencumbered Assets” means the sum of, without duplication:

(i)          the aggregate fair value of those portfolio investments of the Company and its consolidated Subsidiaries which are not pledged as collateral or subject to a claim or Lien securing Indebtedness; and

(ii)         all other assets (excluding accounts receivable and non-real estate intangibles) of the Company and its consolidated Subsidiaries which are not pledged as collateral or subject to a claim or Lien securing Indebtedness, all as determined on a consolidated basis in accordance with GAAP. The aggregate Total Unencumbered Assets at any time shall be determined by reference to the most recent valuation of the assets by the Board of Directors.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third Business Day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Redemption Price and the Treasury Rate will be determined by the Company.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” and “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

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“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities shall mean only the Trustee with respect to such Securities.

“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States person” means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, will also be United States persons.

“Unitranche Debt” means those portfolio investments of the Company and its consolidated Subsidiaries that are structured as senior secured first lien debt that function economically as the equivalent of a combination of Senior Secured First Lien Debt and Senior Secured Second Lien debt and/or Subordinated Debt and are categorized as “Unitranche Debt” in the Company’s Condensed Consolidated Schedule of Investments, as prepared on a consolidated basis in accordance with GAAP.

“Unrestricted Global Security” has the meaning specified in Section 305.

“Unsecured Indebtedness” means Indebtedness of the Company or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Company or any of its Subsidiaries.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

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SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1004) shall include:

(1)         a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)         a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)         a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information as to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

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SECTION 104. Acts of Holders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section 104.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing or the authority of the Person executing the same may also be proved in any other reasonable manner that the Trustee deems sufficient.

(c)          The ownership of Registered Securities shall be proved by the Security Register.

(d)          If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

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(e)          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)         the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished, filed or mailed, first-class postage prepaid in writing to or with the Trustee at its Corporate Trust Office, Attention: Global Trust Services, or at any other address previously furnished in writing to the Company by the Trustee, or if in writing and sent by facsimile transmission or email to the facsimile number or email address designated by the Trustee, followed by delivery of original documentation within one Business Day, or

(2)         the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, to the attention of its Secretary or at any other address previously furnished in writing to the Trustee by the Company, or if in writing and sent by facsimile transmission or email to the facsimile number or email address designated by the Company, followed by delivery of original documentation within one Business Day.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, by overnight courier guaranteeing next day delivery, or by facsimile transmission or email, followed by delivery of original documentation within one Business Day, to each such Holder affected by such event, at his address, facsimile number or email address, as applicable, as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail or by overnight courier guaranteeing next day delivery, or where notice is given by facsimile or email with the original documentation to follow, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. Any notice mailed or sent to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

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If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, facsimile or email, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depository for such Security (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

SECTION 107. Conflict with TIA.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the provision of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or only to the extent not so excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

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SECTION 112. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction. The parties agree that all actions and proceedings arising out of this Indenture or any of the transactions contemplated hereby shall be brought in the courts of the State of New York located in the Borough of Manhattan of The City of New York or in the courts of the United States of America for the Southern District of New York and, in connection with any such action or proceeding, the parties submit to the jurisdiction of, and venue in, such jurisdictions. Each of the parties hereto and each Holder also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Indenture or the transactions contemplated hereby.

SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security which specifically states that such provision shall apply in lieu of this Section 113), payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity, as the case may be.

SECTION 114. Submission to Jurisdiction.

The parties agree that all actions and proceedings arising out of this Indenture or any of the transactions contemplated hereby shall be brought in the courts of the State of New York located in the Borough of Manhattan of The City of New York or in the courts of the United States of America for the Southern District of New York and, in connection with any such action or proceeding, the parties submit to the jurisdiction of, and venue in, such jurisdictions. Each of the parties hereto and each Holder also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Indenture or the transactions contemplated hereby.

ARTICLE Two
SECURITIES FORMS

SECTION 201. Forms of Securities.

The Initial Securities shall be substantially in the form of Exhibit A hereto. The Additional Securities shall be in substantially the forms as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 301, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

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The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Trustee’s Certificate of Authentication.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

SECTION 203. Securities Issuable in Global Form; Legends.

The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated August 26, 2015, among the Company and the Initial Purchasers and will be resold initially only to QIBs in reliance on Rule 144A of the Securities Act. The Initial Securities shall be issued in the form of one or more permanent Global Securities in registered form and substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth below, and without interest coupons.

The Initial Securities and any Additional Securities are issuable in global form (each a “Global Security” and, collectively, the “Global Securities”), shall represent such of the Outstanding Securities as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee or the Security Registrar in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee or the Security Registrar shall deliver and redeliver any Global Security in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement, delivery or redelivery of a Global Security shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

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The provisions of the last sentence of Section 303 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Trustee or the Security Registrar the Global Security together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

Payment of principal of (and premium, if any) and interest, if any, on any Global Security in permanent form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 309 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security, the Holder of such permanent Global Security.

Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Every Security authenticated and delivered hereunder shall bear an additional legend in substantially the following form (the “Restricted Securities Legend”) unless and until such Restricted Securities Legend is no longer required in accordance with Section 305:

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS SIX MONTHS (OR SUCH OTHER DATE WHEN RESALES OF SECURITIES BY NON-AFFILIATES ARE FIRST PERMITTED UNDER RULE 144(d)) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) OR THE DATE OF ANY SUBSEQUENT REOPENING OF THE SECURITIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENT OF TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (II) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

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ARTICLE Three

THE SECURITIES

SECTION 301. Amount Unlimited; Issuance.

(1)         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the Issue Date will be in an aggregate principal amount of $100,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture Additional Securities (as provided herein).

(2)         With respect to any Additional Securities, the Company shall set forth the following information in a Board Resolution and an Officer’s Certificate:

(i)          the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(ii)         the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue.

In authenticating and delivering Additional Securities, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officer’s Certificate required by Section 303, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Securities.

The Initial Securities and the Additional Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities and the Additional Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities or the Additional Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

SECTION 302. Denominations.

The Securities shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof, other than Securities issued in definitive form in exchange for Global Securities or beneficial interests therein (which shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof).

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SECTION 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer or any of its Executive Vice Presidents or Vice Presidents and attested by its Secretary or any of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or by facsimile, .pdf attachment or other electronically transmitted signature (with an original manual signature to be sent to the Trustee via overnight mail immediately thereafter) of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company, to the Trustee for authentication, together with a Company Order and an Officers’ Certificate and Opinion of Counsel in accordance with Section 102 for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the Additional Securities are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such Additional Securities shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities, such as date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon an Opinion of Counsel stating,

(i)          that the form or forms of such Securities have been established in conformity with the provisions of this Indenture;

(ii)         that the terms of such Securities have been established in conformity with the provisions of this Indenture; and

(iii)        that such Securities, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities.

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Notwithstanding the provisions of Section 301 and this Section 303, if all of the Additional Securities are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order, Opinion of Counsel or Officers’ Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each such Additional Securities, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Additional Security.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Each Registered Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee or an Authenticating Agent by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in the form of Global Securities.

Except in the case of temporary Global Securities (which shall be exchanged as provided in or pursuant to a Board Resolution), if temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount and like tenor of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

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SECTION 305. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for the Securities (the register maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided, and for facilitating exchanges of temporary global Securities for permanent global Securities or definitive Securities, or both, or of permanent global Securities for definitive Securities, or both, as herein provided. In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times. In acting hereunder and in connection with the Securities, the Security Registrar shall act solely as an agent of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

Subject to the terms and conditions of this Section 305 and Section 306, a Holder may transfer a Security (or a beneficial interest therein) to another Person or exchange a Security (or a beneficial interest therein) for another Security or Securities of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 305 or Section 306. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 305 and Section 306 by noting the same in the Security Register maintained by the Trustee for such purpose, and no transfer or exchange will be effective until it is registered in such Security Register. The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with this Section 305 and Section 306 and, in the case of Global Securities (or a beneficial interest therein), the applicable rules and procedures of the Depository. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this paragraph.

Upon the transfer or replacement of Securities not bearing a Restricted Securities Legend, the Trustee shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange, or replacement of Securities bearing a Restricted Securities Legend, the Trustee shall deliver only Securities that bear a Restricted Securities Legend unless (i) an Initial Security is being transferred pursuant to an effective registration statement, (ii) Initial Securities are being exchanged for Securities that do not bear the Restricted Securities Legend in accordance with the following paragraph, or (iii) there is delivered to the Trustee an Opinion of Counsel satisfactory to it stating that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

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Upon the Company’s satisfaction that the Restricted Securities Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Security bearing the Restricted Securities Legend (a “Restricted Global Security”) may be automatically exchanged into beneficial interests in a Global Security not bearing the Restricted Securities Legend (an “Unrestricted Global Security”) without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to the Initial Securities, the Issue Date or (2) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”).

Upon the Company’s satisfaction that the Restricted Securities Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company shall (i) provide written notice to the Depository and the Trustee at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing the Depository to exchange all of the outstanding beneficial interests in a particular Restricted Global Security to the Unrestricted Global Security, which the Company shall have previously otherwise made eligible for exchange with the DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Restricted Global Security from which such Holder’s beneficial interests will be transferred and (z) the “CUSIP” number of the Unrestricted Global Security into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Securities, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Securities to be exchanged into such Unrestricted Global Securities. At the Company’s written request on no less than five (5) calendar days’ notice prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders; provided that the Company has delivered to the Trustee the information required to be included in such Automatic Exchange Notice.

Notwithstanding anything to the contrary in this Section 305, during the fifteen (15) calendar day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 305 shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to conclusively rely upon, an Officer’s Certificate and Opinion of Counsel to the Company to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Security is to be transferred to the particular Unrestricted Global Security by adjustment made on the records of the Trustee, as custodian for the Depository to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 305, the aggregate principal amount of the Global Securities shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, to reflect the relevant increase or decrease in the principal amount of such Global Security resulting from the applicable exchange. The Restricted Global Security from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange.

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Any definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 306(7) shall, except as otherwise provided above, bear the applicable legend regarding transfer restrictions applicable thereto set forth in this Section 305 and Section 203.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney or any transfer agent duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, or 1107 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Securities to be redeemed under Section 1103 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed or (iii) to issue, register the transfer of or exchange any Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Neither the Company, the Trustee, nor any of their respective agents shall have any responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC (collectively, with members and participants in the Depository, “Agent Members”) or any other Person (i) with respect to the accuracy of the records of DTC or its nominee or of any Agent Member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member or beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities or with respect to maintaining, supervising or reviewing any of DTC’s records or the records of any Agent Member of DTC relating to the beneficial ownership interests in the global Securities, (ii) any delay by a Holder of Global Securities or the Depository in identifying the beneficial owners of such Securities, or (iii) for any other matter relating to the actions and practices of the Depository or any of its Agent Members. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee and the Company may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and any beneficial owners. Notwithstanding anything to the contrary contained herein, the Trustee and the Company may conclusively rely on, and will have no liability in relying on, instructions from a Holder of Global Securities or the Depository for all purposes.

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The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC’s Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

SECTION 306. Book-Entry Provisions; Transfers of Global Securities.

This Section 306 shall apply only to Global Securities deposited with the Trustee, as custodian for Depository.

(1)         Each Global Security initially shall (x) be registered in the name of the Depository or the nominee of the Depository, (y) be delivered to the Trustee as custodian for the Depository and (z) bear legends as set forth in Section 203. Transfers of a Global Security (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depository, its successors or its respective nominees, except as set forth in Section 301(4) above. If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee will (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(2)         Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee, as the custodian of the Depository, or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

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(3)         In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to Section 305 to beneficial owners who are required to hold definitive Securities, the Trustee, as custodian for the Depository, shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more definitive Securities of like tenor and amount.

(4)         In connection with the transfer of an entire Global Security to beneficial owners pursuant to Section 305, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of definitive Securities of authorized denominations.

(5)         The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(6)         Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (i) the Holder of such Global Security (or its agent) or (ii) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

(7)         Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive definitive Securities in certificated form. Beneficial owners may obtain definitive Securities in exchange for their beneficial interests in a Global Security only upon at least 20 days’ prior written notice given to the Trustee by or on behalf of the Depository in accordance with the Depository’s and the Registrar’s customary procedures. In addition, Global Securities (in the form of Exhibit A) shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if:

(i)          the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or the Depository ceases to be a clearing agency registered under the Exchange Act at a time when the Depository is required to be so registered in order to act as the Depository, and in each case a successor Depository is not appointed by the Company within 90 days of such notice, or

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(ii)         there has occurred and is continuing an Event of Default and the Depository notifies the Trustee of its decision to exchange the Global Security for definitive Securities in certificated form.

(8)         In all cases, definitive Securities in certificated form delivered in exchange for any Global Security or beneficial interest therein will be registered in the names, and issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, requested by or on behalf of the Depository (in accordance with the Depository’s customary procedures) and will bear the restrictive legend set forth in Section 203.

(9)         With respect to any proposed registration of transfer of any Security prior to (x) the date which is six months (or such other date when resales of securities by non-Affiliates are first permitted under Rule 144(d) of the Exchange Act) after the later of the date of the original issue date of the applicable Securities or the date of any subsequent reopening of such Securities and the last date on which the Company or any of the Company’s Affiliates were the owner of such Securities (or any predecessor thereto) or (y) such later date, if any, as may be required by applicable law (the “Resale Restriction Termination Date”), the Holder of such Security and each subsequent Holder thereof shall offer, sell, or otherwise transfer such Security only (i) to the Company or any of the Company’s Subsidiaries, (ii) pursuant to a registration statement which has become effective under the Securities Act, (iii) for so long as such Security is eligible for resale pursuant to Rule 144A, to a Person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, or (iv) pursuant to any other available exemption from the registration requirements of the Securities Act; in each of the foregoing cases subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

SECTION 307. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall, subject to the following paragraph, execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

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Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company, the Paying Agent, or the Security Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable and documented fees and expenses of the Trustee, the Paying Agent, or the Security Registrar) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 308. Payment of Interest; Interest Rights Preserved.

(a)          Interest, if any, on any Registered Security that is not a Global Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest, if any, on any Registered Security may, at the Company’s option, be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located in the United States. Payments of interest in respect of any Security represented by a Global Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Global Security.

Any interest on any Registered Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

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(1)         The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities are payable and equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)         The Company may make payment of any Defaulted Interest on the Registered Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307 and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

SECTION 309. Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 308) interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

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None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global temporary or permanent Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depository, as a Holder, with respect to such Global Security or impair, as between such Depository and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as Holder of such Global Security.

SECTION 310. Cancellation.

All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Cancelled Securities held by the Trustee shall be destroyed by the Trustee in accordance with its customary procedures, unless by a Company Order the Company directs the Trustee to deliver a certificate of such destruction to the Company or to return them to the Company.

SECTION 311. Computation of Interest.

Interest, if any, on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 312. Currency and Manner of Payments in Respect of Securities.

Payment of the principal of (and premium, if any, on) and interest, if any, on any Registered Security will be made in such Currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the Company’s option, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

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SECTION 313. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall indicate the respective “CUSIP” numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee as promptly as practicable in writing of any change in the CUSIP numbers.

If any Additional Securities issued hereunder are not fungible with any other Securities (or any other tranche of Additional Securities) issued hereunder for United States federal income taxation purposes, then such Additional Securities shall have different “CUSIP” number from all such other Securities issued hereunder (and any other tranche of Additional Securities).

ARTICLE Four
SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

Except as set forth below, this Indenture shall upon Company Request cease to be of further effect with respect to any Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto, any surviving rights of tender for repayment at the option of the Holders ), and the Trustee, upon receipt of a Company Order and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(1)         either

(A)         all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)         all Securities

(i)          have become due and payable, or

(ii)         will become due and payable at their Stated Maturity within one year, or

(iii)        if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

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and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, solely for the benefit of the Holders, an amount in the Currency in which the Securities are payable, sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)         the Company has irrevocably paid or caused to be irrevocably paid all other sums payable hereunder by the Company; and

(3)         the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under Section 606, the obligations of the Company to any Authenticating Agent under Section 612 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 shall survive any termination of this Indenture.

SECTION 402. Application of Trust Funds.

All money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law. In acting under this Indenture and in connection with the Securities, the Paying Agent shall act solely as an agent of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

ARTICLE Five
REMEDIES

SECTION 501. Events of Default.

“Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)         default in the payment of any interest upon any Security when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

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(2)         default in the payment of the principal of (or premium, if any, on) any Security when it becomes due and payable at its Maturity, including upon any Redemption Date or required repurchase date; or

(3)         default by the Company or any of the Company’s Significant Subsidiaries (but excluding any Subsidiary which is (a) a non-recourse or limited recourse Subsidiary, (b) a special purpose finance vehicle or (c) is not consolidated with the Company for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed in excess of $50,000,000 in the aggregate of the Company and/or any such Subsidiary, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such Indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities; or

(4)         default in the performance, or breach, of any covenant or agreement of the Company in this Indenture with respect to any Security (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(5)         the Company, pursuant to or within the meaning of any Bankruptcy Law:

(A)         commences a voluntary case or proceeding under any Bankruptcy Law,

(B)         consents to the commencement of any bankruptcy or insolvency case or proceeding against it, or files a petition or answer or consent seeking reorganization or relief against it,

(C)         consents to the entry of a decree or order for relief against it in an involuntary case or proceeding,

(D)         consents to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or for all or substantially all of its property, or

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(E)         makes an assignment for the benefit of creditors, or admits in writing of its inability to pay its debts generally as they become due or takes any corporate action in furtherance of any such action; or

(6)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)         is for relief against the Company in an involuntary case or proceeding, or

(B)         adjudges the Company bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, or

(C)         appoints a Custodian of the Company or for all or substantially all of its property, or

(D)         orders the winding up or liquidation of the Company,

and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(7)         if, pursuant to Sections 18(a)(1)(c)(ii) and 61 of the Investment Company Act of 1940, as amended, on the last Business Day of each of twenty-four consecutive calendar months, Securities shall have an asset coverage (as such term is used in the Investment Company Act of 1940 and the rules and regulations promulgated thereunder) of less than 100%, giving effect to any exemptive relief granted to the Company by the Commission;

(8)         any other Event of Default provided with respect to Securities.

The term “Bankruptcy Law” means title 11, U.S. Code or any applicable federal or state bankruptcy, insolvency, reorganization or other similar law. The term “Custodian” means any custodian, receiver, trustee, assignee, liquidator, sequestrator or other similar official under any Bankruptcy Law.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities at the time Outstanding occurs and is continuing, then and in every such case (other than an Event of Default specified in clauses (5) and (6) above) the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may (and the Trustee shall at the request of such Holders) declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default specified in clauses (5) and (6) above with respect to Securities at the time Outstanding occurs, then the principal of all the Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

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Any application by the Trustee for written instructions from the requisite amount of Holders (as determined pursuant to this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions from the requisite amount of Holders (as determined pursuant to this Indenture) in response to such application specifying the action to be taken or omitted.

At any time after such a declaration of acceleration with respect to Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)         the Company has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Securities are payable:

(A)         all overdue installments of interest, if any, on all Outstanding Securities,

(B)         the principal of (and premium, if any, on) all Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

(C)         to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Securities, and

(D)         all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)         all Events of Default with respect to Securities, other than the nonpayment of the principal of (or premium, if any) or interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

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SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1)         default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)         default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, if any, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable and documented costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, the Paying Agent and the Security Registrar.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

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(i)          to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents, and take such other actions, including serving on a committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)         to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 606.

Subject to Article Eight and Section 902, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

The Trustee shall be entitled to participate, in its capacity as Trustee, on behalf of (and at the request of) the Holders, as a member of any official committee of creditors in the matters it deems advisable.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 606 and any other agent hereunder;

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SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, giving effect to Article Fourteen, if applicable, but otherwise ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the remainder, if any, to the Company or any other Person or Persons entitled thereto.

SECTION 507. Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)         such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2)         the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)         such Holder or Holders have offered to the Trustee indemnity, security, or both, satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)         the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(5)         no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 308) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of the Holders on the Repayment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

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SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.

SECTION 512. Control by Holders of Securities.

Subject to Section 602, the Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities, provided that

(1)         such direction shall not be in conflict with any rule of law or with this Indenture;

(2)         the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

(3)         the Trustee need not take any action that might involve it in personal liability or be unjustly prejudicial to the Holders of Securities not consenting; and

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(4)         Prior to taking any such action hereunder, the Trustee may demand security or indemnity satisfactory to it in accordance with Section 602.

SECTION 513. Waiver of Past Defaults.

Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities, waive any past default hereunder with respect to Securities and its consequences, except a default

(1)         in the payment of the principal of (or premium, if any) or interest, if any, on any Security, or

(2)         in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 515. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 515 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 507 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities, or to any action, suit or proceeding instituted by any Holder of Securities for the enforcement of the payment of the principal or premium, if any, or the interest on, any of the Securities, on or after the respective due dates expressed in such Securities.

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ARTICLE Six
THE TRUSTEE

SECTION 601. Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder with respect to the Securities, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities.

SECTION 602. Certain Rights and Duties of Trustee.

(1)         Prior to the time when the occurrence of an Event of Default becomes known to a Responsible Officer of the Trustee and after the curing or waiving of all such Events of Default that may have occurred:

(a)          the duties and obligations of the Trustee hereunder and with respect to the Securities shall be determined solely by the express provisions of this Indenture, including without limitation Section 107 of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, including without limitation Section 107 of this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)          in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(2)         If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(3)         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

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(4)         The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(5)         Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(6)         Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, rely upon a Board Resolution, an Opinion of Counsel or an Officers’ Certificate.

(7)         The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(8)         The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities (including the reasonable and documented fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction.

(9)         The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable notice and at reasonable times during normal business hours to examine the books, records and premises of the Company, personally or by agent or attorney. Notwithstanding anything to the contrary contained in this Indenture, the Trustee shall not be liable with respect to the accuracy or completeness of any information provided to it by the Company, including but not limited to settlement amounts and any other information, absent the Trustee’s gross negligence and willful misconduct.

(10)        The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed with due care by it hereunder.

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(11)        The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(12)        The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person retained to act hereunder.

(13)        The permissive rights of the Trustee enumerated herein shall not be construed as duties and the Trustee shall not be answerable for other than its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct with respect to such permissive rights.

(14)        The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to such Securities.

(15)        The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(16)        The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(17)        Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(18)        The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authorities and governmental action, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as possible under the circumstances.

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Every provision of this Indenture relating to the conduct of, or affecting the liability of, or affording protection to, the Trustee shall be subject to the relevant provisions of this Section 602 and the TIA.

The Trustee shall not be required to expend or risk its own funds, give any bond or surety in respect of the performance of its powers and duties hereunder, or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

SECTION 603.  Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 604.  May Hold Securities.

The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

SECTION 605.  Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

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SECTION 606.  Compensation and Reimbursement and Indemnification of Trustee.

The Company agrees:

(1)         To pay to the Trustee or any predecessor Trustee from time to time such reasonable compensation for all services rendered by it hereunder as has been agreed upon from time to time in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

(2)         Except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any predecessor Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, counsel, accountants and experts), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct.

(3)         To indemnify each of the Trustee or any predecessor Trustee and their respective officers, directors, employees, representatives and agents, for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable and documented costs and expenses (including reasonable and documented fees and expenses of its agents and counsel) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (whether asserted by any Holder, the Company or other Person). The Trustee shall notify the Company promptly in writing of any third-party claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless, and solely to the extent that, such failure prejudices the Company’s defense of such claim. The Company shall defend the claim, with counsel satisfactory to the Trustee, and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense; provided that if the defendants in any such claim include both the Company and the Trustee and the Trustee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, or the Trustee has concluded that there may be any other actual or potential conflicting interests between the Company and the Trustee, the Trustee shall have the right to select separate counsel and the Company shall be required to pay the reasonable and documented fees and expenses of such separate counsel. Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee. Any settlement by the Trustee which affects the Company may not be entered into without the written consent of the Company.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Securities.

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When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501 occurs, the expenses and compensation for such services are intended to constitute expenses of administration under Title 11, U.S. Code, or any similar Federal, State or analogous foreign law for the relief of debtors.

The provisions of this Section 606 shall survive the resignation or removal of the Trustee and the satisfaction, termination or discharge of this Indenture.

SECTION 607. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or the District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 608. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, TIA Section 310(b) and this Indenture.

SECTION 609.  Resignation and Removal; Appointment of Successor.

(a)          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610. All outstanding fees, expenses and indemnities of the Trustee shall be satisfied by the Company upon resignation or removal.

(b)          The Trustee may resign at any time with respect to the Securities by giving written notice thereof to the Company.

(c)          The Trustee may be removed at any time with respect to the Securities by (i) the Company, by an Officers’ Certificate delivered to the Trustee, provided that contemporaneously therewith (x) the Company immediately appoints a successor Trustee with respect to the Securities meeting the requirements of Section 607 hereof and (y) the terms of Section 610 hereof are complied with in respect of such appointment (the Trustee being removed hereby agreeing to execute the instrument contemplated by Section 610(b) hereof, if applicable, under such circumstances) and provided further that no Default with respect to such Securities shall have occurred and then be continuing at such time, or (ii) Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trustee and to the Company.

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(d)          If at any time:

(1)         the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(2)         the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(3)         the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)          If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of a notice of resignation or the delivery of an Act of removal, the Trustee resigning or being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities (it being understood that any such successor Trustee may be appointed with respect to the Securities and that at any time there shall be only one Trustee with respect to the Securities). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities.

(g)          The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities and each appointment of a successor Trustee with respect to the Securities in the manner provided for notices to the Holders of Securities in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities and the address of its Corporate Trust Office.

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SECTION 610.  Acceptance of Appointment by Successor.

(a)          In case of the appointment hereunder of a successor Trustee, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

(b)          Upon request of any such successor Trustee, the Company shall execute any and all instruments necessary to more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section, as the case may be.

(c)          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

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SECTION 612.  Appointment of Authenticating Agent.

At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents (which may be an Affiliate or Affiliates of the Company) with respect to the Securities that shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue or upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, eligible to serve as trustee hereunder pursuant to Section 607. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee for the Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall promptly give written notice of such appointment to all Holders of Securities with respect to which such Authenticating Agent will serve in the manner set forth in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

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If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
as Authenticating Agent

By:
Authorized Officer

If all of the Additional Securities may not be originally issued at one time, and the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent (which, if so requested by the Company, shall be an Affiliate of the Company) having an office in a Place of Payment designated by the Company, provided that the terms and conditions of such appointment are acceptable to the Trustee.

SECTION 613.   Preferential Collection of Claims Against Issuer.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of TIA Section 3.11 regarding the preferential collection of claims against the Company (or any such other obligor).

ARTICLE Seven
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a)          Semi-annually, not later than March 15 and September 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of the preceding March 1 or September 1, as the case may be; and

(b)          At such other times as the Trustee may request in writing, within thirty (30) calendar days after receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) calendar days prior to the time such list is furnished;

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excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

(a)          The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)          The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by TIA Section 312(b).

(c)          Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar nor any agent of any of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 703.  Reports by Trustee.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail (at the expense of the Company) to all Holders of Securities in the manner and to the extent provided in TIA Section 313(c) a brief report dated as of such May 15 which meets the requirements of TIA Section 313(a).

A copy of each such report shall, at the time of such transmission to such Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee of the listing of the Securities on any stock exchange. In the event that, on any such reporting date, no events have occurred under the applicable sections of the TIA within the 12 months preceding such reporting date, the Trustee shall be under no duty or obligation to provide such reports.

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SECTION 704. Reports by Company.

The Company will:

(1)         deliver to the Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will deliver to the Trustee, its audited annual consolidated financial statements, within one hundred twenty (120) days of its fiscal year end, and unaudited interim consolidated financial statements, within sixty (60) days of its fiscal quarter end (other than its fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with United States generally accepted accounting principles, or GAAP, as applicable;

(2)         within ten (10) Business Days of filing its annual and quarterly reports with the Commission, deliver to the Trustee an Officer’s Certificate containing information (including detailed calculations) required to establish whether the Company was in compliance with the requirements of Section 1005 (Section 18(a)(1)(a) of the Investment Company Act), Section 1008 (Total Unencumbered Assets) and Section 1009 (Total Specified Assets) during the annual or quarterly period covered by such reports (including with respect to such provisions, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such provisions, and the calculation of the amount, ratio or percentage then in existence); and

(3)         deliver to the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

Delivery of such reports, information, and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates). Notwithstanding anything to the contrary set forth herein, for the purposes of this Section, any information, documents or reports filed electronically with the Commission and made publicly available shall be deemed filed with and delivered to the Trustee at the same time as filed with the Commission.

The Trustee shall transmit by mail to the Holders of Securities (at the expense of the Company), within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to subparagraphs (1), (2), and (3) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. In no event shall the Trustee be obligated to determine whether or not any report, information or document shall have been filed with the Commission.

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ARTICLE Eight
CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

Unless otherwise provided in the terms of such Securities, the Company shall not consolidate with or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any Person (provided that a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such transfer or conveyance), unless:

(1)         either the Company shall be the continuing entity, or the entity (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)         immediately before and after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have happened and be continuing; and

(3)         the Company and the successor Person have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of this Section 801, the sale, transfer, lease, conveyance or other disposition of all the properties and assets of one or more of the Company’s Subsidiaries, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the Company’s properties and assets on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the Company’s properties and assets.

SECTION 802. Successor Person Substituted.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor entity formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and in the event of any such conveyance or transfer, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

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ARTICLE Nine
SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1)         to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

(2)         to add to the covenants of the Company for the benefit of the Holders of all or any Securities or to surrender any right or power herein conferred upon the Company; or

(3)         to add any additional Events of Default for the benefit of the Holders of all or any Securities; provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to which such additional Events of Default apply to waive such default; or

(4)         to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision; or

(5)         to increase the aggregate principal amount of any Outstanding Securities; or

(6)         to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(7)         to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders of Securities in any material respect; or

(8)         to add guarantors or co-obligors with respect to the Securities or to release guarantors from their guarantees of Securities in accordance with the terms of the Securities; or

(9)         to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Securities pursuant to Sections 401, 1402 and 1403; provided that any such action shall not adversely affect the interests of the Holders of Securities in any material respect.

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SECTION 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture that affects such Securities or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)         change the Stated Maturity of the principal of (or premium, if any) or any installment of principal of or interest on, any Security, subject to the provisions of Section 308; or reduce the principal amount thereof or the rate of interest (or change the manner of calculating the rate of interest, thereon, or any premium payable upon the redemption thereof, or reduce the portion of the principal of any Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or upon the redemption thereof or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the Currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security, or modify the subordination provisions set forth in Article Sixteen in a manner that is adverse to the Holder of any Outstanding Security, or

(2)         reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such Securities (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)         modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 901(7).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

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The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date that is eleven months after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 102 of this Indenture, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

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ARTICLE Ten
COVENANTS

SECTION 1001. Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of the Holders of Securities that it will duly and punctually pay the principal of (and premium, if any, on) and interest, if any, on the Securities and that all such payments shall be made at the office or agency of the Paying Agent (which shall initially be the Corporate Trust Office of the Trustee) in such Currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. At the option of the Company, all payments of interest may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security.

The Company covenants and agrees for the benefit of the Holders of Securities that it will pay interest on overdue principal at the rate specified therefor in the Securities, and that it will pay interest on overdue installments of interest at the same rate to the extent lawful.

Payments of principal of (and premium, if any, on) and interest, if any, on Securities represented by Global Securities that are registered in the name of or held by DTC or its nominee shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Global Security, DTC or its nominee, as the case may be, as the Holder of such Global Securities.

SECTION 1002. Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for any Securities an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any Securities or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee at its Corporate Trust Office as its agent to receive such respective presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as a Place of Payment for the Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee as its Corporate Trust Office in the Borough of Manhattan, The City of New York as its agent to receive all such presentations, surrenders, notices and demands.

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SECTION 1003. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities are payable, sufficient to pay the principal (and premium, if any) and interest, if any, on Securities so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for Securities, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any Securities, deposit with a Paying Agent a sum (in the Currency or Currencies described in the preceding paragraph) sufficient to pay the principal (or premium, if any) or interest, if any, so becoming due, such sum of money to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums of money held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest, if any, on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company upon Company Request, unless an abandoned property law designates another Person or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money held in trust, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition),, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof (which fiscal year ends on December 31), so long as any Security is Outstanding hereunder, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture. If the Company is in default under this Indenture, such certificate shall specify all such Defaults and the nature and status thereof of which such officer may have knowledge.

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SECTION 1005. Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which Securities are Outstanding, the Company will not violate, whether or not it is subject to, Section 18(a)(1)(A), as modified by Section 61(a)(1) of the Investment Company Act as in effect immediately prior to the Issue Date.

SECTION 1006. Commission Reports and Reports to Holders.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to the Holders of Securities and the Trustee for the period of time during which the Securities are Outstanding: (i) within 120 days after the end of each fiscal year of the Company, audited annual consolidated financial statements of the Company and (ii) within 60 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP, as applicable.

SECTION 1007. Compliance with Rule 14e-1.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, including this Article Twelve, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

SECTION 1008. Total Unencumbered Assets.

The Company will maintain at all times Total Unencumbered Assets of not less than 175% of the aggregate principal amount of all of its and its consolidated Subsidiaries’ outstanding Unsecured Indebtedness determined on a consolidated basis in accordance with GAAP.

SECTION 1009. Total Specified Assets.

The Company will maintain at all times Total Specified Assets of not less than 100% of the aggregate principal amount of all of its and its consolidated Subsidiaries’ outstanding Unsecured Indebtedness determined on a consolidated basis in accordance with GAAP.

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ARTICLE Eleven
REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and in accordance with this Article. At any time and from time to time, the Company may redeem the Securities, in whole or in part, at its option, in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities, the Company shall, not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate notifying the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee in compliance with the requirements of DTC, from the Outstanding Securities issued on such date with the same terms not previously called for redemption, in compliance with the requirements of the principal national securities exchange on which the Securities are listed (if the Securities are listed on any national securities exchange), or if the Securities are not held through DTC or listed on any national securities exchange, or DTC prescribed no method of selection, on a pro rata basis, or by such method as the Trustee shall deem fair and appropriate and subject to and otherwise in accordance with the procedures of the applicable Depository; provided that such method complies with the rules of any national securities exchange or quotation system on which the Securities are listed, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such Securities or any integral multiple thereof) of the principal amount of Securities of a denomination larger than the minimum authorized denomination for Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

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SECTION 1104. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall state:

(1)         the Redemption Date,

(2)         the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106,

(3)         if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4)         in case any Security is to be redeemed in part only, the notice that relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)         that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6)         the Place or Places of Payment where such Securities, are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

(7)         the CUSIP number of such Security, if any.

A notice of redemption published as contemplated by Section 106 need not identify particular Registered Securities to be redeemed. Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

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SECTION 1105. Deposit of Redemption Price.

On or prior to 12:00 p.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities are payable sufficient to pay on the Redemption Date the Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date; provided, however, that to the extent any such funds are received by the Trustee or a Paying Agent from the Company after 12:00 p.m., New York City time, on the due date, such funds will be deemed deposited within one Business Day of receipt thereof.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in such Security.

SECTION 1107. Securities Redeemed in Part.

Any Registered Security that is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security at the expense of the Company and without service charge a new Security or Securities of like tenor, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a temporary global Security or permanent Global Security is so surrendered, such new Security so issued shall be a new temporary Global Security or permanent Global Security, respectively. However, if less than all the Securities with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant Redemption Date.

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SECTION 1108.  Redemption Price.

(1)         The Redemption Price for any Securities shall be equal to the greater of:

(i)          100% of the principal amount of such Securities to be redeemed plus accrued and unpaid interest to but excluding the Redemption Date; and

(ii)         the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to but excluding the Redemption Date) on the Securities to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points.

Notwithstanding the foregoing, at any time and from time to time on or after June 15, 2020, the Company may redeem the Securities at a Redemption Price equal to 100% of the principal amount of such Securities to be redeemed plus accrued and unpaid interest to but excluding the Redemption Date.

(2)         All determinations with respect to the Redemption Price made by any Reference Treasury Dealer, including the Quotation Agent, shall be final and binding absent manifest error.

SECTION 1109.  Other Acquisition.

The Company may at any time and from time to time acquire Securities by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

ARTICLE Twelve
CHANGE OF CONTROL REPURCHASE

SECTION 1201.   Change of Control Repurchase Event.

If a Change of Control Repurchase Event occurs, unless the Company has previously or concurrently delivered a Redemption Notice with respect to all of the outstanding Securities under Section 1108, the Company shall make an offer to purchase all or any part of the Securities (in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof) (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest to but excluding the date of repurchase. Within 30 days following any Change of Control Repurchase Event, or, at the Company’s option, prior to any Change of Control but after the public announcement of the Change of Control, the Company will deliver notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Securities at the address of such Holder appearing in the Security Register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Change of Control Repurchase Event and with the following information:

(1)         that a Change of Control Offer is being made pursuant to this Section 1201, and that all Securities properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

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(2)         the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3)         that any Securities not properly tendered will remain outstanding and continue to accrue interest;

(4)         that unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)         that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)         that Holders will be entitled to withdraw their tendered Securities and their election to require the Company to purchase such Securities; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Securities, the principal amount of Securities tendered for purchase, and a statement that such Holder is withdrawing its tendered Securities and its election to have such Securities purchased;

(7)         that Holders whose Securities are being purchased only in part will be issued new Securities and such new Securities will be equal in principal amount to the unpurchased portion of the Securities surrendered. The unpurchased portion of the Securities must be equal to at least $1,000 or any integral multiple of $1,000 in excess thereof;

(8)         if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9)         the other instructions, as determined by the Company, consistent with this Section 1201, that a Holder must follow.

The Paying Agent will promptly deliver to each Holder of the Securities tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a minimum principal amount of $1,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid on the relevant interest payment date to the Person in whose name a Security is registered at the close of business on such record date.

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SECTION 1202.   Change of Control Payment Date.

On the Change of Control Payment Date (subject to extension if necessary to comply with the provisions of the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder, the Company will, to the extent permitted by law,

(1)         accept for payment all Securities issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)         deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Securities or portions thereof so tendered, and

(3)         deliver, or cause to be delivered, to the Trustee for cancellation the Securities so accepted together with an Officer’s Certificate to the Trustee stating that such Securities or portions thereof have been tendered to and purchased by the Company.

SECTION 1203. Third Party Offers.

The Company will not be required to make a Change of Control Offer following a Change of Control Repurchase Event (1) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given (and not subsequently revoked) pursuant to Section 1104. Notwithstanding anything to the contrary in this Section 1203, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

ARTICLE Thirteen
DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.   Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 1302 or 1303 hereof be applied to all outstanding Securities upon compliance with the conditions set forth in this Article Fourteen.

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SECTION 1302.   Defeasance and Discharge.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Indenture referred to in clauses (A) and (B) of this Section, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 305, 306, 307, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 1303 with respect to such Securities. Following a defeasance, payment of such Securities may not be accelerated because of an Event of Default.

SECTION 1303. Covenant Defeasance.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities, the Company shall be released from its obligations under any covenant, with respect to such Outstanding Securities on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(4) or 501(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. Following a covenant defeasance, payment of such Securities may not be accelerated because of an Event of Default solely by reference to such Sections specified above in this Section 1303.

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SECTION 1304. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1302 or Section 1303 to any Outstanding Securities:

(a)          The Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for the benefit of, and dedicated solely to, the Holders of such Securities, (1) an amount (in such Currency in which such Securities are then specified as payable at Stated Maturity), or (2) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any, on) and interest, if any, on such Securities, money in an amount, or (3) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest, if any, on such Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest.

(b)          Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(c)          No Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(5) and 501(6) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d)          In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e)          In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f)          The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

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SECTION 1305. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Trustee”) pursuant to Section 1304 in respect of any Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

ARTICLE Fourteen
RANKING OF SECURITIES

SECTION 1401. Ranking of Payment Obligations.

The Company’s payment obligations, for itself, its successors and assigns, on each and all of the Securities shall at all times rank (1) senior in right of payment to all of our existing and future Indebtedness that is expressly subordinated in right of payment to the Securities, (2) equally in right of payment with all Indebtedness of the Company that is not by its terms subordinated in right of payment to the Securities, and (3) effectively junior to any secured Indebtedness of the Company (including Unsecured Indebtedness that is later secured by the Company) to the extent of the value of the assets securing such Indebtedness.

* * * * *

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The exchange of copies of this Indenture and delivery of signature pages by facsimile, .pdf transmission, e-mail or other electronic means shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, e-mail or other electronic means shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:	/s/ Peter M. Budko
Name:	Peter M. Budko
Title:	Chairman & Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Allison Lancaster-Poole
Name:	Allison Lancaster-Poole
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

Form of Initial Securities

(Attached)

RULE 144A GLOBAL SECURITY

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

6.00% Fixed-Rate Senior Notes due 2020

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS SIX MONTHS (OR SUCH OTHER DATE WHEN RESALES OF SECURITIES BY NON-AFFILIATES ARE FIRST PERMITTED UNDER RULE 144(d)) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) OR THE DATE OF ANY SUBSEQUENT REOPENING OF THE SECURITIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENT OF TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (II) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Business Development Corporation of America

No. [ ]	Principal Amount $100,000,000
CUSIP No. 12325J AA9

6.00% Fixed-Rate Senior Notes due 2020

Business Development Corporation of America, a corporation duly organized and existing under the laws of Maryland (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of one hundred million dollars (U.S. $100,000,000), as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on September 1, 2020.

3

Interest Payment Dates: March 1 and September 1, commencing on March 1, 2016

Record Dates: February 15 and August 15

Additional provisions of this Security are set forth on the other side of this Security.

4

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated August 31, 2015

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:
Name:
Title:

Attest:
Name:
Title: Secretary

TRUSTEE CERTIFICATE OF AUTHENTICATION

This Security is one of the Securities referred to in the within-mentioned Indenture.

Dated: August 31, 2015

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

Business Development Corporation of America

6.00% Fixed-Rate Senior Notes due 2020

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.	Interest

Business Development Corporation of America, a Maryland corporation, promises to pay interest on the principal amount of this Security at 6.00% per annum from September 1, 2015 until maturity. The Company will pay interest semi-annually in arrears every March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be March 1, 2016. The Company shall pay interest on overdue principal at the rate specified herein, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	Method of Payment

Payment of interest on any Security which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be made at the Corporate Trust Office of the Trustee in such Currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. At the option of the Company, all payments of interest may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security.

Payments of principal of (and premium, if any, on) and interest, if any, on Securities represented by Global Securities that are registered in the name of or held by DTC or its nominee shall be made by wire transfer of immediately available funds to the accounts specified by DTC or its nominee, as the case may be, as the Holder of such Global Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

3.	Paying Agent and Registrar

The Company initially appoints U.S. Bank National Association (the “Trustee”) as Registrar and Paying Agent for the Securities. The Company may change any Registrar or Paying Agent without prior notice to the Holders. The Company may act as Paying Agent, Registrar or transfer agent.

4.	Indenture

The Company issued the Securities under an Indenture dated as of August 31, 2015 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.

5.	Redemption

The Securities are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, at a redemption price per Security equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to but excluding the Redemption Date:

a.	100% of the principal amount of such Securities to be redeemed plus accrued and unpaid interest to but excluding the Redemption Date; and

b.	the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to but excluding the Redemption Date) on the Securities to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points.

Notwithstanding the foregoing, at any time and from time to time on or after August 1, 2020, the Company may redeem the Securities at a Redemption Price equal to 100% of the principal amount of such Securities to be redeemed plus accrued and unpaid interest to but excluding the Redemption Date.

All determinations with respect to the Redemption Price made by any Reference Treasury Dealer, including the Quotation Agent, shall be final and binding absent manifest error.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 1104 of the Indenture.

Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Investment Company Act of 1940, as amended, to the extent applicable.

If less than all the Securities issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee in compliance with the requirements of DTC, from the Outstanding Securities issued on such date with the same terms not previously called for redemption, in compliance with the requirements of the principal national securities exchange on which the Securities are listed (if the Securities are listed on any national securities exchange), or if the Securities are not held through DTC or listed on any national securities exchange, or DTC prescribed no method of selection, on a pro rata basis, or by such method as the Trustee shall deem fair and appropriate and subject to and otherwise in accordance with the procedures of the applicable Depository; provided that such method complies with the rules of any national securities exchange or quotation system on which the Securities are listed, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such Securities or any integral multiple thereof) of the principal amount of Securities of a denomination larger than the minimum authorized denomination for Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities called for redemption.

6.	Repurchase Provisions

Holders will have the right to require the Company to repurchase their Securities upon the occurrence of a Change of Control Repurchase Event as set forth in the Indenture.

7.	Denominations; Transfer; Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

8.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

9.	Discharge and Defeasance

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

10.	Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the Indenture and the Securities may be amended, or a Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company, and the Trustee may amend or supplement the Indenture and the Securities as provided in the Indenture.

11.	Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, and any other monetary obligations on all the Securities to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, interest and other monetary obligations will be due and payable immediately. If a bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and any other monetary obligations on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, security, or both, satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request within sixty (60) days after receipt of such notice, and the Trustee shall have failed to institute any such proceeding for sixty (60) days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

12.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest under the TIA, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest or (ii) resign.

13.	No Recourse Against Others

No director, manager, officer, employee, incorporator, shareholder or member of the Company or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

14.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

15.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

16.	CUSIP and ISIN Numbers

The Company has caused CUSIP numbers, if applicable, to be printed on the Securities and have directed the Trustee to use CUSIP numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

17.	Governing Law; Conflict; Request for Indenture

This Security shall be governed by, and construed in accordance with, the laws of the State of New York. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Business Development Corporation of America

405 Park Avenue, 14th Floor

New York, New York 10022

Attention: Chief Financial Officer

Facsimile: (646) 861-7743

[ASSIGNMENT FORM]

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or U.S. tax I.D. No.)

and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                              Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Company and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Company.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the Resale Restriction Termination Date, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

(1) ☐	acquired for the undersigned’s own account, without transfer; or

(2) ☐	transferred to the Company; or

(3) ☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4) ☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5) ☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6) ☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears below); or

(7) ☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL SECURITY

The following increases or decreases in the principal amount of this Global Security have been made:

Date	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such increase or decrease	Signature of authorized officer of Trustee as Custodian

[FORM OF LETTER TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO ACCREDITED INVESTORS]

Business Development Corporation of America

405 Park Avenue, 14th Floor

New York, New York, 10022

Attention: Chief Financial Officer

Facsimile: (646) 861-7743

U.S. Bank National Association

111 Fillmore Ave. E., 2nd Floor

St. Paul, Minnesota 55107

Facsimile: (651) 466-7368

Attention: Corporate Trust, DWAC UNIT

Re: Business Development Corporation of America (the “Company”)

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_________] principal amount of the 6.00% Fixed-Rate Senior Notes due 2020 (the “Securities”) of Business Development Corporation of America (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.	I am an “accredited investor” (as defined in Rule 501(a)(4) under the U.S. Securities Act of 1933, as amended (the “Securities Act”)) and I am acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of my investment in the Securities and I invest in or purchase securities similar to the Securities in the normal course of my business. I am able to bear the economic risk of my investment.

2.	I understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. I agree on my own behalf to offer, sell or otherwise transfer such Securities prior to the Resale Restriction Termination Date only (a) to the Company or any Subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person I reasonably believe is a “qualified institutional buyer” under Rule 144A of the Securities Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of my property be at all times within my control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

3.	I understand and acknowledge that upon the issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or state securities laws, the Securities that I acquire will be certificated Securities that will bear, and all certificates issued in exchange therefor or in substitution thereof will bear, a restrictive legend set forth in Section 203 of the Indenture.

4.	I am [not] an Affiliate of the Company.

TRANSFEREE

[Insert Name of Transferee]

Name:
Title:

[FORM OF LETTER TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS]

Business Development Corporation of America

405 Park Avenue, 14th Floor

New York, New York, 10022

Attention: Chief Financial Officer

Facsimile: (646) 861-7743

U.S. Bank National Association

111 Fillmore Ave. E., 2nd Floor

St. Paul, Minnesota 55107

Facsimile: (651) 466-7368

Attention: Corporate Trust, DWAC UNIT

Re: Business Development Corporation of America (the “Company”)

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_________] principal amount of the 6.00% Fixed-Rate Senior Notes due 2020 (the “Securities”) of Business Development Corporation of America (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.	We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.	We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the Resale Restriction Termination Date only (a) to the Company or any Subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A of the Securities Act (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

3.	We [are][are not] an Affiliate of the Company.

TRANSFEREE

[Insert Name of Transferee]

Name:
Title: